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                                                                   Exhibit 10.41

                            AGREEMENT TO AMEND NOTES

     This Agreement to Amend Notes (the "Agreement") is entered into as of September __, 2003 by and among HRC Holding Inc., a Delaware corporation (the "Company"), and a majority of the holders of the outstanding principal amount of those certain Unsecured Senior Promissory Notes due 2004 that are signatories hereto (the "Holders"). All capitalized terms used in this Agreement not otherwise defined herein shall have the same meanings given to such terms in the Notes.

                                 R E C I T A L S
                                 - - - - - - - -

     WHEREAS, the Company has previously issued a series of Unsecured Senior Promissory Notes due 2004 in an aggregate principal amount of $10,100,000 to the holders set forth on Schedule A hereto (the "Notes");

     WHEREAS, pursuant to Section 7 of the Notes, the Holders of a majority of the outstanding principal amount of the Notes may amend all of the outstanding Notes in the series by an agreement in writing with the Company;

     WHEREAS, Hudson Respiratory Care Inc., the holder of all of the outstanding capital stock of the Company ("Parent"), wishes to obtain credit facility subject to the terms and provisions of a Loan and Security Agreement by and among Parent, Wells Fargo Foothill, Inc., as the Arranger and Administrative Agent and the Lenders that are signatory thereto and a Loan and Security Agreement by and among Parent, MW Post Advisory Group, LLC, as the Administrative Agent and the Lenders that are signatory thereto (collectively, the "Loan and Security Agreements");

     WHEREAS, it is a condition to the making of loans under the Loan and Security Agreements to Parent that the Company amend the Notes to extend the maturity date of the Notes to March 31, 2008; and

     WHEREAS, a majority of the Holders of the outstanding principal amount of the Notes have agreed to amend the Notes.

                                A G R E E M E N T
                                - - - - - - - - -

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties contained herein, the parties hereby agree as follows:

     1. Amendments to the Notes. The opening paragraph of the Notes is hereby amended to extend the Maturity Date of the Notes to March 31, 2008.

     2. Scope. This Agreement shall have the effect of amending the Notes as appropriate to express the agreements contained herein. In all other respects, the Notes shall remain in full force and effect in accordance with their respective terms.

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     3.   Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and performed in such state (without regard to the choice of law or conflicts of law principles there).

     4. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

THE COMPANY:                            HRC HOLDING INC.,
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:


HOLDERS:                                FS EQUITY PARTNERS IV, L.P.,
                                        a Delaware limited partnership
$9,140,000 principal
amount of the Notes                     By:  FS Capital Partners LLC
                                        Its: General Partner

                                             By:
                                                --------------------------------
                                                  Name:
                                                  Title:

$914,000 principal                      THE HELEN LOVAAS SEPARATE
amount of the Notes                     PROPERTY TRUST U/D/T DATED
                                        JULY 17, 1998


                                        By:
                                           -------------------------------------
                                             Helen Hudson Lovaas
                                             Trustee

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                                   SCHEDULE A

                                           PRINCIPAL AMOUNT
                                           ----------------
HOLDER                                         OF NOTE
------                                     ----------------
FS Equity Partners IV, L.P.                $      1,140,000
FS Equity Partners IV, L.P.                $      8,000,000
The Helen Lovaas Separate Property Trust   $        914,000
U/D/T dated July 17, 1997
Sten Gibeck                                $         46,000
                                           ----------------
        Aggregate Principal Amount:        $     10,100,000